Exhibit C

January 13, 2022

Province of Saskatchewan

Ministry of Finance

2350 Albert Street, 6th Floor

Regina, Saskatchewan

S4P 4A6

Attention: Executive Director, Treasury Management Branch

Dear Sirs/Mesdames:

RE: Province of Saskatchewan – Registration Statement No. 333-261291

We have acted on behalf of Her Majesty the Queen in right of Saskatchewan as represented by the Minister of Finance (the “Province”), in connection with the Registration Statement under Schedule B of the United States Securities Act of 1933, as amended (the “Securities Act”), filed on November, 23, 2021 with the Securities and Exchange Commission (the “SEC”) and amended on January 13, 2022 (the “Registration Statement”), pursuant to which the Province proposes to issue and sell from time to time up to US$2,000,000,0000 of its debt securities (the “Debt Securities”).

In connection with the rendering of this opinion letter, we have examined the following:

1.	the Registration Statement;

2.	the form of underwriting agreement included as Exhibit A to the Registration Statement;

3.	the form of fiscal agency agreement included as Exhibit B to the Registration Statement;

4.	the form of Debt Securities included as Exhibit I to the form of fiscal agency agreement included as Exhibit B to the Registration Statement;

5.	The Financial Administration Act, 1993 (Saskatchewan), as amended;

6.	The Legislation Act (Saskatchewan);

7.	The Proceedings Against The Crown Act, 2019 (Saskatchewan);

8.	The Executive Government Administration Act (Saskatchewan), as amended; and

9.

a copy of the Order of the Lieutenant Governor in Council of the Province of Saskatchewan O.C. 759/2001, authorizing the Minister of Finance, on behalf of the Province, to raise money by the issue and sale from time to time of, securities.

We have also examined such other documents as we have considered appropriate and necessary as a basis for the opinion hereinafter expressed.

In examining the documents referred to above, and in giving this opinion letter, we have assumed, without independent verification, the genuineness of all signatures on such documents or the originals thereof, the authenticity of all documents submitted to us as originals and the completeness and conformity to original documents of all documents submitted to us as photostatic, telecopied, electronic or certified copies and the authenticity of the originals of such copies.

Based on the foregoing, and subject to the limitations and assumptions set out herein, we are of the opinion that the Debt Securities, when the specific terms of a particular issuance of the Debt Securities have been duly authorized by the Province and such Debt Securities have been duly executed, authenticated and delivered, will constitute valid, binding and direct obligations of the Province enforceable in accordance with their terms.

The above opinion is based only on the laws in force in the Province of Saskatchewan on the date hereof, including the federal laws of Canada applicable in Saskatchewan. We have not examined the laws of any other jurisdiction and do not express or imply any opinion thereon.

Proceedings against the Province are governed by The Proceedings Against the Crown Act, 2019 (Saskatchewan), and equitable remedies of specific performance and injunctive relief are generally not available as remedies against the Province.

The enforceability of the Debt Securities may also be limited by bankruptcy, insolvency, winding-up, liquidation, reorganization, arrangement, moratorium or other similar laws affecting enforcement of creditors’ rights and is subject to the discretionary nature of equitable remedies.

The Currency Act (Canada) precludes a court in Canada from giving judgment in any currency other than Canadian currency and any such judgment may be based on a rate of exchange in existence on a date other than the date expressed to be relevant pursuant to the terms of the Debt Securities.

Our opinion is subject to the limitation under The Enforcement of Money Judgments Act (Saskatchewan) on the rate of interest which a judgment debt bears.

This opinion letter is provided solely for the benefit of the party to whom it is addressed and in connection with the transaction to which it relates. It may not be quoted, in whole or in part, or otherwise referred to, used or relied upon for any other purpose. We expressly disclaim any undertaking or obligation to modify this opinion letter to reflect changes in facts or developments in the law which may occur after the date hereof.

We hereby consent to the filing of this opinion letter with the Registration Statement and the reference to McDougall Gauley LLP, under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement and in any prospectus supplement relating thereto. In giving such consent, we do not thereby admit that we are an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the Securities Act, or the rules and regulations of the SEC issued thereunder.

Yours truly,

/s/ McDougall Gauley LLP

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